Exhibit 13.2

CERTIFICATION

The certification set forth below is being submitted in connection with Biotie Therapies Corp.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

David Cook, Chief Financial Officer of Biotie Therapies Corp., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biotie Therapies Corp.

Date: March 22, 2016

By:	/s/ David Cook
Name: David Cook
Title: Chief Financial Officer